Exhibit 99.1

PULSE ELECTRONICS ANNOUNCES BOARD NOMINEES
FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

Board of Directors Nominates Three New Highly Qualified Independent Nominees for
Election at Annual Shareholder Meeting

Nominees Would Add Significant Technology, Global Operations, Financial,
Legal and Governance Experience to Board

Board also Appoints Ralph Faison as Chairman

PHILADELPHIA--(BUSINESS WIRE)--March 24, 2011--Pulse Electronics Corporation (NYSE: PULS), a leading provider of electronic components, today announced a planned change in the makeup of its board of directors in connection with its filing of preliminary proxy materials with the U.S. Securities and Exchange Commission for its 2011 annual meeting of shareholders. As disclosed in the Company’s filing, Pulse’s board of directors has nominated the following new individuals to the Pulse Board of Directors: Justin C. Choi, Steven G. Crane and Lawrence P. Reinhold. Messrs. Choi, Crane and Reinhold will run for election along with current directors Ralph E. Faison, Howard C. Deck and C. Mark Melliar-Smith at the 2011 annual meeting of shareholders to be held on May 18, 2011. Mr. Daniel M. Moloney’s term will expire at the shareholders meeting and he was not nominated for election.

Separately, the board appointed Ralph Faison as chairman of the board, effective March 24, 2011. He was named president and chief executive officer and joined the Company’s board on January 5, 2011. John E. Burrows, Jr. will remain lead director. Burrows was elected to Pulse’s board in 1994.

“We are very pleased to nominate three highly qualified, independent nominees, whose experience is well suited for our board at this time,” said Edward M. Mazze, chairman of the Pulse Board of Directors Governance Committee. “In 2010 we engaged G. Fleck / Board Services to identify and screen highly qualified individuals. These nominations culminate this due diligence process.

“These nominees would bring strong technology sector, global operations, finance, legal and governance experience to Pulse. In addition, they would bring public company experience and a fresh perspective to the board. Together with our strong management and current directors, we will have a deep, experienced shareholder-focused leadership team.”

“Ralph has quickly demonstrated the strong leadership the board of directors recognized when it named him chief executive officer,” said Burrows. “He has clarified the Company’s focus and established its top near-term priorities to improve the wireless product group’s performance and to reduce general and administrative expenses. All the while, he is leading the team in continuing to position the Company for growth and higher operating leverage as the network, power management and wireless markets we serve continue to expand.”

The Company noted if the board’s director nominees are elected at the upcoming annual meeting, five of the eight board members would have joined the board since 2008 and the board will be comprised of seven independent directors and the Company’s president and chief executive officer.

Justin C. Choi, 45, is executive vice president, general counsel and secretary of TrustWave Holdings, Inc., a leading provider of on-demand data compliance solutions that enable organizations of all sizes to efficiently and cost effectively achieve and maintain compliance with regulatory requirements and industry standards. Choi would bring to Pulse more than 20 years of demonstrated experience in legal and compliance matters supporting multiple boards, management teams and companies. Prior to joining TrustWave, Mr. Choi was senior vice president, general counsel and secretary at Andrew Corporation from 2006 to 2007; vice president law, corporate & securities at Avaya, a spin-off of Lucent Technologies from 2000 to 2006; senior corporate counsel in the New Ventures Group at Lucent Technologies from 1997 to 2000; and was with the law firm Paul Hastings from 1990 to 1997. He holds a J.D. degree from Northwestern University School of Law and a B.A. from The Johns Hopkins University.

Steven G. Crane, 54, is chief financial officer of ModusLink Global Solutions, Inc. (NASDAQ: MLNK), which provides custom supply-chain management services to leading technology companies. He is responsible for all financial functions, as well as facilities and risk management for ModusLink. Crane would bring to Pulse more than 20 years of senior finance and operational leadership at multiple companies. Prior to joining ModusLink in April 2007, he was with Interactive Data Corporation (NYSE: IDC) as chief financial officer from December 1999 to June 2006 and president of a business unit from June 2006 to April 2007; and was the chief financial officer of Video Services Corporation (AMEX: VSX) from 1997 to 1999. Prior to that, he worked with Pepsi-Cola International, Chase Manhattan Bank and Square D Company. He holds a Masters of International Management degree from the Thunderbird Graduate School of International Management and a B.S. in mechanical engineering from Tulane University.

Lawrence P. Reinhold, 51, is executive vice president, chief financial officer and a board member of Systemax Inc. (NYSE: SYX), a Fortune 1000 company that sells personal computers, computer components and supplies, consumer electronics and industrial products through a system of branded e-Commerce web sites, retail stores, relationship marketers and direct mail catalogs in North America and Europe. He is responsible for all financial functions, as well as legal, human resources, risk management, information technology, corporate development and strategic planning for Systemax. Reinhold would bring to Pulse nearly 30 years of financial leadership. Prior to joining Systemax in January 2007, he was executive vice president and chief financial officer of Greatbach, Inc. (NYSE: GB) from 2002 to 2005; executive vice president and chief financial officer of Critical Path, Inc. (NASDAQ: CPTH) from 2001 to 2002; and with PricewaterhouseCoopers LLP from 1982 to 2000, most recently as the firm’s managing partner for its Technology, Information, Communication, Entertainment & Media practice in the Midwestern U.S. Mr. Reinhold is a CPA, member of the American Institute of CPAs and Finance Executives International. He holds an MBA and B.S./B.A. from San Diego State University.

Important Information

On March 24, 2011 Pulse Electronics Corporation filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement in connection with its 2011 Annual Meeting. Pulse Electronics plans to file with the SEC and mail to stockholders a definitive proxy statement in connection with its 2011 Annual Meeting. Investors and stockholders are urged to read the preliminary proxy statement, which is available now, and the definitive proxy statement relating to the 2011 Annual Meeting and any relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Investors and stockholders may obtain a free copy of the proxy statement and other documents (when available) that Pulse Electronics files with the SEC at the SEC’s web site at www.sec.gov and Pulse Electronics’ web site at www.pulseelectronics.com. In addition, the proxy statement and other documents filed by Pulse Electronics may be obtained from Pulse Electronics free of charge by directing a request to Pulse Electronics, Attention: Investor Relations, 1210 Northbrook Drive, Suite 470, Trevose, PA 19053.

Certain Information Regarding Participants

Pulse Electronics Corporation, its directors, director nominees and certain of its officers may be deemed to be participants in the solicitation of Pulse’s stockholders in connection with its 2011 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s preliminary proxy statement for the 2011 Annual Meeting, which was filed on March 24, 2011. To the extent holdings by certain participants of Pulse Electronics securities have changed since the amounts contained in the preliminary proxy statement for the 2011 Annual Meeting, such changes have been, or will be reflected, on Form 4s filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the definitive proxy statement related to the 2011 Annual Meeting when it is filed by Pulse Electronics with the SEC. These documents (when available) may be obtained free of charge from the SEC’s web site at www.sec.gov and Pulse Electronics’ web site at www.pulseelectronics.com.

About Pulse Electronics Corporation

Pulse Electronics is the electronic components partner that helps customers build the next great product by providing the needed technical solutions. Pulse has a long operating history of innovation in magnetics, antennas and connectors, as well as the ability to ramp quickly into high-quality, high-volume production. The Company serves manufacturers in the wireless and wireline communications, power management, military/aerospace and automotive industries. For more information, visit the Company’s web site at www.pulseelectronics.com.

Safe Harbor

This release contains statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These forward-looking statements are based on the Company’s current information and expectations. There can be no assurance the forward-looking statements will be achieved. Actual results may differ materially due to the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, those discussed in the Company’s Form 10-K for the year ended December 31, 2010 in Item 1a under the caption “Factors That May Affect Our Future Results (Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995).” All such risk factors are incorporated herein by reference as though set forth in full. The Company undertakes no obligation to update any forward looking statement.

CONTACT:
Pulse Electronics Corporation
Jim Jacobson, Director of Investor Relations
(215) 942-8428

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